Exhibit 10.5

THIS NON-VOTING WARRANT, AND THE SECURITIES FOR WHICH THIS NON-VOTING WARRANT MAY BE EXERCISED, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THIS NON-VOTING WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND NEITHER THIS NON-VOTING WARRANT NOR ANY INTEREST HEREIN, OR IN THE SECURITIES FOR WHICH THIS NON-VOTING WARRANT MAY BE EXERCISED, MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SECURITY BANK CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT.

THIS NON-VOTING WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS SPECIFIED IN SECTION 3.4 OF HEREOF.

NON-VOTING WARRANT TO PURCHASE

SHARES OF NON-VOTING COMMON STOCK

OF

SECURITY BANK CORPORATION

DATE OF INITIAL ISSUANCE:                     , 200

THIS CERTIFIES THAT, for value received,                                          (the “Holder”) is entitled to purchase, subject to the exercise and other provisions of this Non-Voting Warrant (including any Non-Voting Warrants issued in exchange, transfer or replacement hereof, the “Non-Voting Warrant”), from Security Bank Corporation (the “Company”) at any time prior to the 10th anniversary of the issuance of this Non-Voting Warrant, up to                  shares (as such number of shares may be adjusted in accordance with Section 2 hereof, the “Non-Voting Warrant Shares”) of the Company’s non-voting common stock, $1.00 par value per share (the “Non-Voting Common Stock”), at any time and from time to time, in whole or in part, at an exercise price per Non-Voting Warrant Share equal to $5.92 (subject to adjustment as provided in Section 2 hereof, the “Exercise Price”). The Holder may also, at any time and from time to time, in whole or in part, exercise this Non-Voting Warrant pursuant to a “Cashless Exercise” or a “Note Exchange,” as defined and provided in Sections 1.3(b) and 1.3(c) below, respectively. This Non-Voting Warrant shall expire at 5:00 P.M. Eastern Time on the tenth anniversary of the issuance of this Non-Voting Warrant (the “Expiration Time”). This Non-Voting Warrant is granted in connection with and pursuant to, and is entitled to the benefits of, the Subordinated Note and Securities Purchase Agreement, dated as of April __, 2008, by and among the Company, Security Interim Holding Corporation, a wholly owned subsidiary of the Company (“SIHC”), and the purchasers named therein (the “Purchase Agreement”).

SECTION 1. EXERCISE OF NON-VOTING WARRANT.

1.1. Vesting. The Holder’s rights under this Non-Voting Warrant are fully vested as of the date hereof.

1.2. Exercisability. This Non-Voting Warrant is exercisable, in whole or in part, as of the date hereof and until the Expiration Time; provided, however, that the Holder shall not be entitled to exercise any portion of this Non-Voting Warrants as would, on exercise, result in such Holder having an equity interest in the Company equal to more than 24.9%. For purposes hereof, “equity interest” in the Company means any capital stock of the Company or rights, options, warrants or convertible or exchangeable securities into capital stock of the Company.

1.3. Procedure for Exercise of Non-Voting Warrant.

(a) Cash Exercise. The Holder may exercise this Non-Voting Warrant in whole or in part by delivering to the Company at any time prior to the Expiration Time: (i) a completed and signed Notice of Exercise, as attached hereto as Schedule A (including the Substitute Form W-9, which forms a part thereof, the “Notice of Exercise”); (ii) cash in an amount equal to the product of (x) the Exercise Price (as this may be adjusted pursuant to Section 2 hereof), and (y) the number of Non-Voting Warrant Shares being purchased pursuant to such Notice of Exercise (such product, the “Aggregate Exercise Price”); and (iii) this Non-Voting Warrant to the following address:

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31208

Attention: Corporate Secretary

Upon payment in good collected funds of the Aggregate Exercise Price (rounded up to the nearest dollar) for the Non-Voting Warrant Shares being purchased, the Holder shall be deemed to be the holder of record of such Non-Voting Warrant Shares for all purposes, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Non-Voting Warrant Shares have not been issued or delivered to the Holder.

The Company shall, as promptly as practicable after completion of the actions specified in this Section 1.3(a), cause to be executed, and shall deliver to the Holder, a certificate representing the aggregate number of Non-Voting Warrant Shares specified in the Notice of Exercise. Each certificate for Non-Voting Warrant Shares so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the

Holder. If this Non-Voting Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of said share certificate or certificates, also deliver to the Holder a new Non-Voting Warrant evidencing the remaining outstanding unexercised balance of Non-Voting Warrant Shares. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for shares of Non-Voting Warrant Shares and new Non-Voting Warrants.

(b) Cashless Exercise. The Holder hereof may elect to exercise this Non-Voting Warrant, in whole or in part, and to receive, without the payment by such Holder of any additional cash or other consideration (the “Cashless Exercise”), Non-Voting Warrant Shares equal to the value of this Non-Voting Warrant or any portion hereof by surrendering this Non-Voting Warrant, along with the Notice of Exercise providing such number of Non-Voting Warrant Shares to be surrendered in the Cashless Exercise, to the address provided above in Section 1.3(a). The Company shall then issue to the Holder such number of validly issued, fully paid and non-assessable Non-Voting Warrant Shares as is computed using the following formula:

X = Y (A-B)

        A

where X =	the number of Non-Voting Warrant Shares to be issued to the Holder pursuant to this Section 1.3(b).

Y =	the number of Non-Voting Warrant Shares to be surrendered according to the Notice of Exercise delivered to the Company pursuant to this Section 1.3(b).

A =	the Fair Market Value of one share of Voting Common Stock (as defined below) at the time the Notice of Exercise is made pursuant to this Section 1.3(b).

B =	the Exercise Price in effect under this Non-Voting Warrant at the time the Notice of Exercise is made pursuant to this Section 1.3(b).

The term “Fair Market Value” of a Non-Voting Warrant Share shall mean the fair market value of a share of the Company’s voting common stock, $1.00 par value per share (the “Voting Common Stock”), which shall be, at any time such security is listed or traded on any securities exchange or quoted in an over-the-counter market, (i) the average of the closing prices of sales of Voting Common Stock on all securities exchanges, automated quotation systems or markets on which the Voting Common Stock may at the time be listed or traded, or, if there have been no sales reported on any day, the average of the highest bid and lowest asked prices on all such exchanges, systems or markets at the end of such day, or (ii) if on any day such security is not so listed and is instead quoted in the over-the-counter market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each of (i) and (ii) of this paragraph, averaged over a period of the 20 consecutive trading days prior to the day as of which the Fair Market Value is being determined, or in the case of a Reorganization, as defined in Section 2.4 below, averaged over a period of the 20 consecutive trading days prior to the date such Reorganization closes.

Upon receipt of the executed Notice of Exercise by the Company, the Holder shall be deemed to be the holder of record of such Non-Voting Warrant Shares to be issued pursuant to the Cashless Exercise, notwithstanding that the Company’s stock transfer books may be closed or that certificates representing such Non-Voting Warrant Shares have not been issued or delivered to the Holder.

The Company shall, as promptly as practicable after completion of the exercise of the Non-Voting Warrant as specified in this Section 1.3(b), cause to be executed, and delivered to the Holder exercising such Non-Voting Warrants, a certificate representing the aggregate number of Non-Voting Warrant Shares calculated pursuant to the Cashless Exercise formula described above. Each certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Non-Voting Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of said share certificate or certificates, also deliver to the Holder a new Non-Voting Warrant evidencing the remaining outstanding unexercised balance of Non-Voting Warrant Shares. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for shares of Non-Voting Warrant Shares and new Non-Voting Warrants.

(c) Exercise by Exchange of Subordinated Notes. For so long as the Holder continues to hold 9.5% Subordinated Notes due 2018 issued pursuant to the Purchase Agreement (the “Subordinated Notes”), the Holder hereof may elect to exercise this Non-Voting Warrant, in whole or in part, by delivering to the Company at the above address that portion of the Subordinated Notes which has an outstanding principal balance, plus unpaid interest for the latest calendar quarter for which interest is due thereunder (the “Note Exchange Value”), equal to the aggregate Exercise Price of the Non-Voting Warrant Shares being purchased upon such exercise (the “Note Exchange”). The Company shall then issue to Holder such number of validly issued, fully paid and non-assessable Non-Voting Warrant Shares as equals the aggregate Note Exchange Value of the Subordinated Notes submitted in exchange for exercise of the Non-Voting Warrant, or portion thereof, divided by the Exercise Price of such Non-Voting Warrant.

Upon receipt of the Holder’s executed Notice of Exercise with respect to that portion of the Subordinated Notes to be exchanged in connection with the exercise of the Non-Voting Warrant, the Holder shall be deemed to be the holder of record of such Non-Voting Warrant Shares to be issued pursuant to the Note Exchange, notwithstanding that the Company’s stock transfer books may be closed or that certificates representing such Non-Voting Warrant Shares have not been issued or delivered to the Holder.

The Company shall, as promptly as practicable after completion of the actions specified in this Section 1.3(c), cause to be executed and delivered to the Holder, a certificate representing the aggregate number of Non-Voting Warrant Shares calculated pursuant to the Note Exchange. Each share certificate so delivered shall be in such denomination as may be requested by the

Holder and shall be registered in the name of the Holder. If this Non-Voting Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of such Non-Voting Warrant Share certificate or certificates, also deliver to the Holder a new Non-Voting Warrant evidencing the remaining outstanding unexercised balance of Non-Voting Warrant Shares and cause SIHC to execute and deliver new Subordinated Notes representing the balance of the debt held by Holder and not exchanged pursuant to the Note Exchange. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for Non-Voting Warrant Shares, new Non-Voting Warrant certificates and the new Subordinated Note.

1.4. Restrictive Legend. Each certificate for Non-Voting Warrant Shares shall contain the following legend, unless and until such Non-Voting Warrant Shares have been registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), or are freely tradable under Rule 144 promulgated under the Securities Act (“Rule 144”).

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SECURITY BANK CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS.”

SECTION 2. ADJUSTMENTS

2.1. Non-Voting Warrant and Exercise Price Adjustments.

(a) If at any time the Company shall:

(i) establish a record date for the determination of holders of record of its Voting Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Non-Voting Common Stock or Voting Common Stock,

(ii) subdivide, split or reclassify its outstanding shares of Non-Voting Common Stock or Voting Common Stock into a larger number of shares of Non-Voting Common Stock or Voting Common Stock, or

(iii) combine or reclassify its outstanding shares of Non-Voting Common Stock or Voting Common Stock into a smaller number of shares of Non-Voting Common Stock or Voting Common Stock,

then (I) the Non-Voting Warrant Shares for which this Non-Voting Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Non-Voting Warrant Shares that a record holder of the same number of Non-Voting Warrant Shares for which this Non-Voting Warrant is exercisable immediately prior to the occurrence of such event would be entitled to receive after such event, and (II) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the Non-Voting Warrant Shares for which this Non-Voting Warrant is exercisable immediately prior to the adjustment, divided by (y) the Non-Voting Warrant Shares for which this Non-Voting Warrant is exercisable immediately after such adjustment. In the event that the actions set forth in (i) through (iii) above occur with respect to the Voting Common Stock, then the Non-Voting Warrant Shares and the Exercise Price will be adjusted as provided in the preceding sentence as if the Non-Voting Warrant Shares were convertible into shares of Voting Common Stock.

(b) For a period of 18 months following the date this Non-Voting Warrant was originally issued, in the event that the Company sells or issues shares of Voting Common Stock at a price less than the Exercise Price in effect immediately prior to such sale or issuance, or the Company fixes a record date for the issuance to holders of its Voting Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Voting Common Stock at a price per share less than the Exercise Price in effect immediately prior to such record date, then the Exercise Price shall be reduced immediately thereafter so that it shall equal the price at which such shares of Voting Common Stock are sold or issued or the exercise price established for rights, options, warrants or convertible or exchangeable securities that entitle such holders to subscribe for or purchase shares of Voting Common Stock, as applicable; provided, however, that the Exercise Price shall not be adjusted as a result of grants pursuant to any existing employee benefit option or stock plan maintained by the Company for the benefit of the Company’s and its subsidiaries’ employees, including its Employee Stock Purchase Plan.

(c) In addition to any other adjustments to the Exercise Price provided for herein, for each calendar quarter for which interest payments due and payable on the Subordinated Notes are either (i) not paid when and as required by Section 1.2(A) of the Purchase Agreement or (ii) deferred by SIHC pursuant to Section 1.2(E) of the Purchase Agreement, then in each case such Exercise Price per Non-Voting Warrant Share shall be reduced by $0.075.

2.2. Adjustment Procedures. The following provisions shall be applicable to adjustments to be made pursuant to Section 2.1 hereof:

(a) When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments under this Section 2, fractional interests in the Non-Voting Common Stock or Voting Common Stock shall be taken into account to the nearest 1/10th of a share. In no event, however, shall fractional interests or scrip representing fractional interests be issued upon the exercise of this Non-Voting Warrant. In lieu thereof, a cash payment shall be made to the Holder in an amount equal to such fraction multiplied by the Fair Market Value per Non-Voting Warrant Share.

(c) When Adjustment Not Required. If the Company shall establish a record date for the determination of the holders of record of the Voting Common Stock for the purpose of entitling such holders to receive a dividend payable in Voting Common Stock and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

2.3. Reorganization, Reclassification, Merger, Consolidation or Share Exchange.

(a) If the Company at any time (i) reorganizes or reclassifies its outstanding shares of Voting Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidates with, merges into, or effects a share exchange with another corporation or entity (where the Company is not the continuing corporation after such merger, consolidation or other transaction), (ii) sells, transfers or leases all or substantially all of the assets of the Company, whether in one transaction or a series of transactions, to another corporation or entity or (iii) effects a Change in Control (as defined in Section 2.3(b)) (each a “Corporate Change”), then the Holder shall thereafter be entitled to receive upon exercise of this Non-Voting Warrant in whole or in part, the same kind and number of shares of capital stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to the Holder upon consummation of such Corporate Change had the Holder exercised this Non-Voting Warrant immediately prior to the occurrence of such transaction (subject to subsequent adjustments under this Section 2), and the Exercise Price shall be adjusted appropriately to reflect such action and adjustment. If any Corporate Change set forth in this Section 2.3(a) results in a cash distribution in excess of the Exercise Price provided by this Non-Voting Warrant, then the Holder may, at the Holder’s option, exercise this Non-Voting Warrant without making payment of the Exercise Price, and in such case, the Company or its successors and assigns shall, upon distribution to such Holder, deduct the aggregate Exercise Price from the cash payable to such Holder in full payment of the Exercise Price, and pay the balance of the distribution to such Holder.

(b) For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) one or more of the Company’s subsidiary banks are involved in a merger, consolidation, statutory share exchange, spin off, or split off or is a party to a sale of all or substantially all of its assets in a single transaction or series of transactions in which 25% or more of the consolidated assets of the Company’s subsidiary banks, calculated as of the most recent month end, are no longer owned or controlled by the Company or SIHC (individually and collectively, a “Reorganization”); (ii) the Company or SIHC is party to a Reorganization as a result of which the Company no longer owns 100% of SIHC’s capital stock of all classes and series (including, for the purposes of this provision, all securities or instruments exercisable, convertible or exchangeable for such capital stock); or (iii) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or persons acting together or in concert (including any “group”), shall become the beneficial owner (as defined in Rule 13(d) under the Exchange Act), individually or collectively, of securities of the Company or SIHC, or of one or more of the Company’s subsidiary banks that constitute, at any month end, 25% or more of the Company’s consolidated assets, or of securities or instruments exercisable, convertible or exchangeable for such securities, representing 25% or more of the voting power of either any individual class of securities or of any classes which vote together with the Company’s or SIHC’s, or of one or more of the Company’s subsidiary banks that constitute, at any month end, 25% or more of the Company’s consolidated assets, then outstanding securities.

(c) Notwithstanding anything herein to the contrary, the Company will not effect, and will not permit its subsidiaries to effect, a Corporate Change unless prior to the consummation thereof, the person, corporation or other entity that may be required to deliver any shares of capital stock, other securities, cash or property upon the exercise of this Non-Voting Warrant shall agree by an instrument in writing to be bound by this Non-Voting Warrant and to deliver such shares of capital stock, other securities, cash or property to the Holder.

2.4. Fundamental Transaction Adjustment.

(a) In the event that either the Company or SIHC (i) consolidates with, merges into or effects a share exchange with, another corporation or entity (where the Company or SIHC, as applicable, is not the continuing corporation after such consolidation, merger or other transaction, except where SIHC is consolidated with or merged into the Company and the Company is the surviving corporation), or (ii) sells, transfers or leases all or substantially all of its assets, whether in one transaction or a series of transactions (each event in (i) and (ii) being a “Fundamental Transaction”), then the Exercise Price shall be adjusted such that it equals the lesser of:

(i)	X = Y - [.1(A/B)]

Where X =	the Exercise Price following the occurrence of the Fundamental Transaction.

Y =	the Exercise Price in effect immediately prior to the occurrence of the Fundamental Transaction.

A =	the outstanding principal balance of the Subordinated Notes immediately prior to the occurrence of the Fundamental Transaction.

B =	the aggregate number of Non-Voting Warrant Shares that are issued and outstanding and that may be acquired upon exercise of the outstanding Non-Voting Warrants.

and

(ii)	X = W/Z - [.1(A/B)]

Where X =	the Exercise Price following the occurrence of the Fundamental Transaction.

W =	the Aggregate Transaction Consideration (as defined below).

Z =	the number of outstanding Non-Voting Warrant Shares and shares of Common Stock immediately prior to the occurrence of the Fundamental Transaction.

A =	the outstanding principal balance of the Subordinated Notes immediately prior to the occurrence of the Fundamental Transaction.

B =	the aggregate number of Non-Voting Warrant Shares that are issued and outstanding and that may be acquired upon exercise of the outstanding Non-Voting Warrants.

Set forth on Schedule B hereto are hypothetical examples of how the Exercise Price would be calculated using the formulae above based on the assumptions contained in the hypothetical examples.

(b) For purposes of this Agreement, the term “Aggregate Transaction Consideration” shall mean the aggregate amount of cash, the fair market value (as defined below) of all securities on the date of closing of a Fundamental Transaction and all other property paid or payable, directly or indirectly, to the Company and its securityholders in connection with a Fundamental Transaction (including, but not limited to (i) amounts paid to holders of any warrants or convertible securities of the Company and to holders of any warrants, options or stock appreciation rights issued by the Company, whether or not vested, and (ii) the amount of any debt assumed, directly or indirectly, or repaid in connection with the Fundamental Transaction, if such Fundamental Transaction involves the purchase or sale of assets). For purposes of this Section 2.4(b), the term “fair market value” shall mean (x) at any time the security is listed or traded on any securities exchange or quoted in an over-the-counter market, (A) the average of the closing prices of sales of such securities on all securities exchanges, automated quotation systems or markets on which the securities may at the time be listed or traded, or, if there have been no sales reported on any day, the average of the highest bid and lowest asked prices on all such exchanges, systems or markets at the end of such day, or (B) if on any day such security is not so listed and is instead quoted in the over-the-counter market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each of (A) and (B) of this paragraph, averaged over a period of the 20 consecutive trading days prior to the date such Fundamental Transaction closes, and (y) in all other cases, the board of directors of the Company in its reasonable good faith judgment shall determine the fair market value of the securities; provided, however, that if a majority of the Holders advises such board of directors in writing that such Holders disagree with such determination, then the Holders shall promptly select three independent, nationally recognized investment banking firms and the board of directors shall select one such firm to determine fair market value. If the fair market value as determined by such investment banking firm is more than ten percent (10%) greater than that determined by the board of directors, then all fees and expenses of such investment banking firm shall be paid by the Company, and in all other circumstances, such fees and expenses shall be paid by Holder.

(c) Notwithstanding anything herein to the contrary, under no circumstances will the Company be deemed to have undergone more than one Fundamental Transaction during the term of this Non-Voting Warrant, nor will the Exercise Price be adjusted pursuant to Section 2.4(a) hereof more than one time in connection with a Fundamental Transaction.

2.5 Covenants. The Company covenants and agrees as follows:

(a) This Non-Voting Warrant has been duly authorized and validly issued, is not subject to assessment and has not been issued in violation of any preemptive rights. All Non-Voting Warrant Shares that may be issued upon the exercise of the rights represented by this Non-Voting Warrant, and all Common Stock that may be issued upon conversion of the Non-Voting Warrant Shares, will, upon issuance, be duly authorized and validly issued, will not be subject to assessment and will not be issued in violation of any preemptive rights.

(b) The Company represents, warrants and covenants that during the entire period this Non-Voting Warrant is outstanding and any part thereof remains unexercised, it has reserved and will at all times maintain and reserve a sufficient number of its authorized and unissued shares of Non-Voting Common Stock to provide for the issuance of Non-Voting Warrant Shares upon the exercise of this Non-Voting Warrant in full, and will at all times maintain and reserve a sufficient number of its authorized and unissued shares of Voting Common Stock to provide for the issuance of Voting Common Stock upon the conversion of the Non-Voting Warrant Shares.

(c) The Company shall not effect any action, including closing its books against the transfer of this Non-Voting Warrant or of any shares of Non-Voting Common Stock issuable upon exercise of this Non-Voting Warrant that in any manner interferes with the timely exercise of the Non-Voting Warrant in accordance with the express terms of this Non-Voting Warrant and the Purchase Agreement.

(d) The Company shall not effect any action, including closing its books against the transfer of Voting Common Stock issuable upon the conversion of the Non-Voting Warrant Shares, that in any manner interferes with the timely conversion of the Non-Voting Warrant Shares in accordance with the express terms of this Non-Voting Warrant and the Purchase Agreement and the Company’s articles of incorporation, as amended (the “Articles of Incorporation”).

(e) The Company shall assist and cooperate with the Holder in making any required governmental filings or obtaining any required governmental approvals prior to or in connection with any exercise of this Non-Voting Warrant and any conversion of the Non-Voting Warrant Shares into shares of Voting Common Stock (including, without limitation, making any filings required to be made by the Company).

SECTION 3. CONVERSION, OWNERSHIP AND TRANSFER.

3.1. Conversion of Non-Voting Warrant Shares. The holder of Non-Voting Warrant Shares shall have the right at any time, or from time to time, at such holder’s option, to convert all or any portion of the Non-Voting Warrant Shares into an equal number of fully paid and nonassessable shares of Voting Common Stock, in accordance with and subject to the terms and conditions set forth in Article 3(b) of the Company’s Articles of Incorporation.

3.2. Ownership. The Company may deem and treat the person in whose name this Non-Voting Warrant is registered as the sole Holder and the sole owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Non-Voting Warrant to the Company for registration of transfer in accordance with its terms.

3.3 Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Non-Voting Warrant, and of indemnity and/or security reasonably satisfactory to it, or upon surrender of this Non-Voting Warrant if mutilated, the

Company will make and deliver a new Non-Voting Warrant of like tenor, in lieu of this Non-Voting Warrant. This Non-Voting Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Non-Voting Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Non-Voting Warrant.

3.4 Restrictions on Transfer.

(a) Prior to April     , 2009, the Holder may not sell, transfer, assign, convey, pledge, distribute, hypothecate or otherwise dispose of this Non-Voting Warrant, any of the Non-Voting Warrant Shares acquired by the exercise of this Non-Voting Warrant or any of the shares of Voting Common Stock issued upon conversion of the Non-Voting Warrant Shares.

(b) The Holder understands, acknowledges and agrees that (i) this Non-Voting Warrant and the Non-Voting Warrant Shares into which they are exercisable have not been, and the Non-Voting Warrant and the Non-Voting Warrant Shares into which they are exercisable will not be, registered under the Securities Act or any state securities laws, and may not be, except as identified in paragraph (b) below, sold, offered for sale, pledged, hypothecated, transferred, assigned or otherwise disposed of unless (A) subsequently registered thereunder, or (B) pursuant to an exemption from such registration, and (ii) any sale of the Non-Voting Warrant or the Non-Voting Warrant Shares into which they are exercisable made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Non-Voting Warrant or the Non-Voting Warrant Shares into which they are exercisable may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(c) Notwithstanding paragraphs (a) and (b) above, the Holder may sell, assign, transfer, convey, hypothecate, pledge, distribute and deliver the Non-Voting Warrant, the Non-Voting Warrant Shares into which they are exercisable and the shares of Voting Common Stock issuable upon conversion of the Non-Voting Warrant Shares to one or more Permitted Transferees (as defined below), so long as such Permitted Transferees agree in writing to be bound by the terms and provisions of this Non-Voting Warrant.

(i) For purposes of the foregoing, “Permitted Transferee” shall mean with respect to a Person, its Affiliates, partners, retired partners, managers, retired managers, members, retired members and shareholders and the immediate family members of any such partners, managers, members and shareholders.

(ii) For purposes of the foregoing, the “Affiliate” of a Person means any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to a natural person, such natural person’s Affiliates shall also include such natural person’s spouse, and their siblings, parents and lineal descendants.

(iii) For purposes of the foregoing, “Person” shall mean any individual, partnership, corporation, limited liability company, trust or other entity of any kind, whether domestic or foreign.

(d) Any attempted sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition of this Non-Voting Warrant or the Non-Voting Warrant Shares into which they are exercisable contrary to this Section 3.4, and the levy of any execution, attachment or similar process upon this Non-Voting Warrant or the Non-Voting Warrant Shares into which they are exercisable shall be void ab initio.

(e) Subject to the provisions of this Section 3.4, this Non-Voting Warrant is transferable, in whole or in part, when the Holder shall surrender this Non-Voting Warrant with a properly executed assignment to the Company at its principal office (or any other such office or agency as identified by the Company) whereupon the Company will forthwith issue and deliver, upon the order of the Holder, a new Non-Voting Warrant, registered as the Holder may request, representing the right to purchase the number of Non-Voting Warrant Shares being transferred by the Holder and, if less than the total number of Non-Voting Warrant Shares then underlying this Non-Voting Warrant is being transferred, a new Non-Voting Warrant to the Holder representing the right to purchase the number of Non-Voting Warrant Shares not being transferred.

SECTION 4. MISCELLANEOUS.

4.1 No Rights as Shareholder; Limitation of Liability. This Non-Voting Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company prior to exercise of this Non-Voting Warrant, and then only as to the Non-Voting Warrant Shares issuable as a result of such exercise of the Non-Voting Warrant. No Holder of a Non-Voting Warrant shall have liability or obligation as a shareholder as a result of holding this Non-Voting Warrant.

4.2 Holder Entitled to Benefits of Other Agreements. This Non-Voting Warrant has been issued pursuant to the Purchase Agreement and the related Transaction Documents (as defined in the Purchase Agreement), including the Registration Agreement (the “Registration Agreement”), that are included as exhibits thereto. The Holder of this Non-Voting Warrant is entitled to the benefits of the Purchase Agreement and the Registration Agreement.

4.3 No Dilution or Impairment. The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Non-Voting Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of this Non-Voting Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Non-Voting Common Stock upon the exercise of all Non-Voting Warrants at the time outstanding, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Voting Common Stock upon the conversion of Non-Voting Warrant Shares, and (c) will take no action to amend its Articles of Incorporation, including without limitation Article 3, or bylaws that would change the dividend, voting rights or exchange right for holders of Non-Voting Common Stock, as applicable, to the detriment of the holders of Non-Voting Common Stock or Voting Common Stock.

4.4 Amendment and Waiver. This Non-Voting Warrant may only be modified or amended and any provision hereof only may be waived by a writing executed by the Company and upon the written consent of the holders holding a majority of the Non-Voting Warrants to purchase Non-Voting Warrant Shares issued pursuant to this Non-Voting Warrant based on the number of Non-Voting Warrant Shares to which holders are then entitled.

4.5 Successors and Assigns. This Non-Voting Warrant shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereunder, and no other parties shall have any rights hereunder.

4.6 Governing Law. This Non-Voting Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). Any action or proceeding with respect to this Non-Voting Warrant shall be brought exclusively in any state or federal court in New York City, New York. The parties waive any right to a jury trial.

4.7 Entire Agreement. This Non-Voting Warrant, the Purchase Agreement, and the Registration Agreement, and any other documents and instruments referred to herein or therein, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral.

4.8 Other Provisions. The maximum number of shares of Voting Common Stock that the Company may issue, in the aggregate, upon conversion of the Non-Voting Warrant Shares is limited to 19.99% of the outstanding shares of Voting Common Stock, unless the Company obtains shareholder approval as required by Nasdaq Marketplace Rule 4350 (the “Nasdaq Rule”). To the extent that the maximum number of shares of Voting Common Stock issuable upon conversion of the Non-Voting Warrant Shares exceeds 19.99% of the outstanding shares of Voting Common Stock and would require shareholder approval under the Nasdaq Rule, which shareholder approval has not yet been obtained, the Company shall issue cash to the holders of Non-Voting Warrant Shares at the time of conversion equal to the Fair Market Value (as defined in Section 1.3(b)) of a Non-Voting Warrant Share at the time the notice of conversion is given, multiplied by the number of Non-Voting Warrant Shares that cannot be converted to Voting Common Stock because of the limitation under the Nasdaq Rule. The Company shall provide the holders of Non-Voting Warrant Shares with all calculations under this Section 4.8, and provide such holders notice of the Company’s method of settlement upon receipt of a notice of conversion.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

SECURITY BANK CORPORATION

By:
Name:	H. Averett Walker
Title:	President and Chief Executive Officer

THE HOLDER

Name:
Title:

SCHEDULE A

NOTICE OF EXERCISE OF

NON-VOTING WARRANT TO PURCHASE

NON-VOTING COMMON STOCK

OF SECURITY BANK CORPORATION

To: Security Bank Corporation

(1) The undersigned, the registered owner of this Non-Voting Warrant, hereby:

(i)	irrevocably elects to exercise the purchase rights represented thereby for, and to purchase as set forth in Section 1.3(a) thereunder, shares of Non-Voting Common Stock and herewith makes payment of $ therefor; or

(ii)	irrevocably elects to exercise without payment therefor the rights represented thereby to receive shares of Non-Voting Common Stock, calculated and made pursuant to the Cashless Exercise formula set forth in Section 1.3(b) thereunder; or

(iii)	irrevocably elects to exercise without cash payment the rights represented thereby to receive shares of Non-Voting Common Stock pursuant to a Note Exchange as provided in Section 1.3(c) thereunder.

(2) The undersigned requests that the certificates evidencing such shares of Non-Voting Common Stock be issued in the name of and be delivered to:

Name:

Address:

Social Security or
Tax I.D. Number:

and if such shares of Non-Voting Common Stock shall not be all of the Non-Voting Warrant Shares purchasable hereunder, that a new Non-Voting Warrant of like tenor for the balance of the Non-Voting Warrant Shares purchasable hereunder be delivered to the undersigned.

(3) The undersigned confirms that the shares of Non-Voting Common Stock received pursuant to this Notice of Exercise are being acquired for the account of the undersigned for investment only and not with a view to, or in connection with, the distribution thereof and that the undersigned has no present intention of distributing such shares of Non-Voting Common Stock received.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Non-Voting Warrant to Purchase Shares of Non-Voting Common Stock of Security Bank Corporation.

Dated:

NAME OF HOLDER

By:
Name:
Title:

SUBSTITUTE FORM W-9

Under the penalties of perjury, I certify that:

(1) the Social Security Number or Taxpayer Identification Number given above is correct; and

(2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Important Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated. For additional instructions, please refer to the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Signature1

Date:

[1]

If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.

THIS NOTICE OF EXERCISE SHALL NOT BE GIVEN EFFECT

BY THE COMPANY UNLESS THE HOLDER OF THE UNDERLYING

NON-VOTING WARRANT HAS PROPERLY COMPLETED AND SIGNED BOTH

THE NOTICE OF EXERCISE FORM AND THE SUBSTITUE FORM W-9.

SCHEDULE B

Section 2.4(a)(i)

By way of example, the numbers below set forth a hypothetical calculation of the Exercise Price to be received by the Holder upon the occurrence of a Fundamental Transaction assuming the following values:

•	the Exercise Price of the Non-Voting Warrant immediately prior to the Fundamental Transaction is $5.92.

•	the outstanding principal balance of the Subordinated Notes is $40,000,000.

•	the number of Non-Voting Warrant Shares outstanding is 3,800,000.

Exercise Price upon such Fundamental
Transaction will be:	=	$5.92 – [.1 (40,000,000 ÷ 3,800,000)]
	=	$5.92 – [.1 (10.526)]
	=	$5.92 – 1.053
	=	$4.87 (rounded to the nearest penny)

Section 2.4(a)(ii)

By way of example, the numbers below set forth a hypothetical calculation of the Exercise Price to be received by the Holder upon the occurrence of a Fundamental Transaction assuming the following values:

•	the Aggregate Transaction Consideration received upon consummation of the Fundamental Transaction is $100,000,000.

•	the number of outstanding Non-Voting Warrant Shares and shares of Common Stock is 19,000,000.

•	the outstanding principal balance of the Subordinated Notes is $41,000,000.

•	the number of Non-Voting Warrant Shares outstanding is 3,800,000.

Exercise Price upon such Fundamental
Transaction will be:	=	100,000,000 ÷ 19,000,000 – [.1 (41,000,000 ÷ 3,800,000)]
	=	$5.263 – .1 (10.789)
	=	$5.263 – 1.079
	=	$4.18 (rounded to the nearest penny)

B-1